EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated December 11, 2006 relating to the financial statements of De Beira Goldfields Inc. (an Exploration Stage Company) as of August 31, 2006 and for the years ended August 31, 2006 and 2005 and for the period from May 28, 2004 (inception) through August 31, 2006 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado

May 29, 2007